Athene Annuity and Life Company RIA II (01/22) RIA II (01/22) Single Purchase Payment Index-Linked Deferred Annuity Contract • Periodic income commencing on Annuity Date. • The values of this Contract may be affected by an external index; however, this Contract does not directly participate in any stock or equity investments. • Option to change Annuity Date. • Non-Participating. Athene Annuity and Life Company will make the payments and provide the benefits described in this Contract in consideration for the payment by the Owner of the Purchase Payments when due. The Company will pay the Death Benefit to the Beneficiary as provided in this Contract if: (1) any Owner dies prior to the Annuity Date, or (2) any Owner is a non-natural person and any Annuitant dies prior to the Annuity Date. This is a legal contract between the Owner and Athene Annuity and Life Company. The Company holds reserves for obligations under this Contract in a separate account. The assets in the Separate Account will not be chargeable with liabilities arising out of any other business that the Company may conduct. Contractual benefits and values for Index-Linked Segment Options are variable, may increase or decrease, and are not guaranteed as to a fixed dollar amount. Please read your Contract carefully. It includes the provisions both on the pages within and on any riders or endorsements which are attached. If you are not satisfied with your Contract, you may return it to the Company or to the financial professional from whom your Contract was purchased within [20] days following its receipt, and the Purchase Payment paid, less any Withdrawals, will be refunded, and your Contract will be cancelled. This is referred to as the “Right to Cancel Period”. Grant Kvalheim Blaine T. Doerrfeld President Secretary Administrative Office: Home Office: Mail Processing Center 7700 Mills Civic Pkwy P.O. Box 1555 West Des Moines, IA 50266-3862 Des Moines, IA 50306-1555 (888) 266-8489 (888) 266-8489

Athene Annuity and Life Company RIA II (01/22) Page i RIA II (01/22) Table of Contents Contract Schedule ............................................................................................................................ 1 Annuity Tables .................................................................................................................................. 1 1. Definitions ..................................................................................................................................... 3 Administrative Office ................................................................................................................ 3 Annuitant, Joint Annuitant ........................................................................................................ 3 Annuity Date ............................................................................................................................. 3 Beneficiary ............................................................................................................................... 3 Business Day ........................................................................................................................... 3 Company .................................................................................................................................. 3 Contract Anniversary ................................................................................................................ 3 Contract Date ........................................................................................................................... 3 Contract Year ........................................................................................................................... 3 Holding Account ....................................................................................................................... 3 Index or Indices ........................................................................................................................ 4 Index-Linked Segment Option .................................................................................................. 4 Owner, Joint Owners ................................................................................................................ 4 Segment Allocation Percentage ............................................................................................... 4 Segment Options ..................................................................................................................... 4 Segment End Date ................................................................................................................... 4 Segment Start Date .................................................................................................................. 4 Segment Term Period .............................................................................................................. 4 Separate Account ..................................................................................................................... 4 Strategy Endorsements ............................................................................................................ 5 Withdrawal ............................................................................................................................... 5 2. General Provisions ....................................................................................................................... 5 Annuity Payments .................................................................................................................... 5 Assignment .............................................................................................................................. 5 Change of Annuitant................................................................................................................. 6 Change of Beneficiary .............................................................................................................. 6 Contract .................................................................................................................................... 6 Conformity with Applicable Laws .............................................................................................. 6 Incontestability ......................................................................................................................... 6 Misstatement of Age or Gender ............................................................................................... 6 Ownership ................................................................................................................................ 7

Athene Annuity and Life Company RIA II (01/22) Page ii RIA II (01/22) Notices ..................................................................................................................................... 7 Premium Taxes ........................................................................................................................ 7 Statements ............................................................................................................................... 7 3. Purchase Payment and Contract Value ........................................................................................ 7 Purchase Payment ................................................................................................................... 7 Contract Value ......................................................................................................................... 7 Interim Value ............................................................................................................................ 7 Segment Value ......................................................................................................................... 7 Segment Interim Value ............................................................................................................. 7 Segment Credits ...................................................................................................................... 8 Segment Allocation .................................................................................................................. 8 Segment Value Transfers ......................................................................................................... 8 4. Cash Surrender Value and Withdrawals ....................................................................................... 8 Cash Surrender Value .............................................................................................................. 8 Withdrawal Charge ................................................................................................................... 8 Withdrawals, Free Withdrawals ................................................................................................ 9 Required Minimum Distribution Withdrawals ............................................................................ 9 5. Death Provisions ........................................................................................................................ 10 Death Benefit ......................................................................................................................... 10 Beneficiary ............................................................................................................................. 10 Death of an Annuitant prior to the Annuity Date ..................................................................... 11 Death of an Owner prior to the Annuity Date .......................................................................... 11 Death on or after the Annuity Date ......................................................................................... 11 6. Settlement Options ..................................................................................................................... 11 Election of Option ................................................................................................................... 11 Settlement Options ................................................................................................................. 12 Option 1: Life Annuity ......................................................................................................... 12 Option 2: Life Annuity with Guaranteed Period .................................................................. 12 Option 3: Installment Refund Life Annuity .......................................................................... 12 Option 4: Joint and Last Survivor Annuity .......................................................................... 12 Option 5: Fixed Period Annuity .......................................................................................... 12 7. Termination................................................................................................................................. 12 For information, or to make a complaint regarding your Contract, call: [1-888-266-8489]

Athene Annuity and Life Company RIA II (01/22) Page 3 RIA II (01/22) 1. Definitions In addition to the terms defined throughout this Contract, the following terms have the respective meanings described in this section: Administrative Office Our Administrative Office is shown on the front of this Contract. We may change our Administrative Office by notifying you in writing. Annuitant, Joint Annuitant The Annuitant is the natural person named on the Contract Schedule. The Annuitant is the person whose life determines the annuity payments made under your Contract. We will allow you to name two natural persons on the application to serve as Joint Annuitants. Annuity Date The Annuity Date is the date on which annuity payments will begin. The Annuity Date is the date shown on the Contract Schedule and is the Contract Anniversary on or first following the later of the Annuitant's age 95, or the 10th Contract Anniversary, unless modified by any rider or endorsement. In the case of Joint Annuitants, the Annuity Date will be set based on the age of the older Joint Annuitant. You may select an earlier Annuity Date, which may be any time after the Contract Date, by notice provided to us. The revised Annuity Date must be at least 10 days after our receipt of your notice. Beneficiary The Beneficiary is one or more persons or entities named by the Owner to receive the Death Benefit. Business Day Business Day means any day of the week except for Saturday, Sunday and U.S. federal holidays where U.S. stock exchanges are closed. Company The Company and “we,” “us,” and “our” refer to Athene Annuity and Life Company. Contract Anniversary A Contract Anniversary is any 12-month anniversary of the Contract Date. For example, if the Contract Date is January 10, 2022, then the first Contract Anniversary is January 10, 2023. Contract Date The Contract Date is the date your Contract is issued and is shown on the Contract Schedule. Contract Year A Contract Year is the 12-month period that begins on the Contract Date and each Contract Anniversary. For example, if the Contract Date is January 17, 2022, then the first Contract Year is the 12-month period between January 17, 2022 and January 16, 2023. Holding Account The Holding Account is an account that holds the Purchase Payment until it is allocated to the applicable Segment Options according to the Segment Allocation Percentages selected by the Owner. Interest is credited daily to the Holding Account in accordance with the Holding Account Fixed Interest Rate. The Holding Account Fixed Interest Rate is an annual rate that is shown on the Segment Contract Schedule and is guaranteed not to change.

Athene Annuity and Life Company RIA II (01/22) Page 4 RIA II (01/22) Index or Indices Index or Indices means the index or indices shown on the Segment Contract Schedule, which are used in the calculation of the Segment Credits for an Index-Linked Segment Option. Index-Linked Segment Option Index-Linked Segment Option means any Segment Option that calculates Segment Credits based on one or more underlying Indices (excludes Fixed Segment Options). Owner, Joint Owners Owner means one or more persons or entities named as owner in the application or their successor or assignee per an assignment made in accordance with this Contract. If no owner is named on the application, the Annuitant will be the Owner. If Joint Owners are named, all references to Owner shall mean the Joint Owners. Joint Owners must be spouses. References to “you” and “your” refer to the Owner. Segment Allocation Percentage A Segment Allocation Percentage is the percentage of the Purchase Payment applied to each Segment Option. Segment Options A Segment Option is a method for crediting funds to your Contract. It includes a Segment Term Period and an Index, if applicable. There may be several Segments Options available within any Strategy Endorsement. The Segment Options available on the first available Segment Start Date following your Contract Date are shown on the Segment Contract Schedule. You may transfer funds across available Segment Options in accordance with the provisions of the Segment Value Transfers section of this Contract. Segment End Date A Segment End Date is the last day of a Segment Term Period. The Segment Credit for Index-Linked Segment Options is calculated on the Segment End Date. The Segment End Date coincides with the next Segment Start Date. Segment Start Date The Segment Start Date is the first date of the Segment Term Period. The day and month on which any Segment Start Date falls will always be the day and month shown in the Segment Contract Schedule. Segment Term Period The Segment Term Period for each Segment Option is shown on the Segment Contract Schedule. The Segment Term Period ends on the Segment End Date. Unless otherwise stated in a Strategy Endorsement, upon expiration of each Segment Term Period a new Segment Term Period will begin. Separate Account The Separate Account is the segregated account, established by the Company under Iowa Law, in which we hold reserves for our obligations under the Contract. The portion of the assets of the Separate Account equal to the reserves and other Contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business we may conduct. You do not participate in the performance of assets held in the Separate Account and do not have any direct claim on them. The Separate Account is not registered under the Investment Company Act of 1940.

Athene Annuity and Life Company RIA II (01/22) Page 5 RIA II (01/22) Strategy Endorsements Strategy Endorsements are separate documents that include additional terms of your Contract. Withdrawal Unless otherwise specified, a Withdrawal is the removal of funds from your Contract, including a partial withdrawal, a surrender of your Contract, payment of a Death Benefit, or the application of the Interim Value to a Settlement Option. A Withdrawal amount is the amount of Contract Value withdrawn for such benefits, prior to the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments. [We do not treat the deduction of the Segment Fee (defined in the Strategy Endorsements) as a Withdrawal.] 2. General Provisions Annuity Payments Annuity payments will commence on the Annuity Date if: • all Owners are natural persons and all the Owners and at least one Annuitant are alive on the Annuity Date; or • any Owner is a non-natural person and all Annuitants are alive on the Annuity Date. Annuity payments will be paid to you or a payee you designate in accordance with the terms and conditions of the Settlement Option elected by the Owner, or if no Settlement Option is elected, in accordance with the terms and conditions of this Annuity Payments provision. In order for payments to be made under this provision, an Annuitant must be living on the Annuity Date and on the date that each following payment is due, if applicable, under the terms of the elected annuity Settlement Option or the payment provisions below, if applicable. “Settlement Options” are the methods of distribution described in the Settlement Options section of your Contract. We may require proof of the correct age and gender of an Annuitant before making annuity payments. An election of a Settlement Option must be made in writing by the Owner and is irrevocable on or after the Annuity Date. If a Settlement Option has not been elected prior to the Annuity Date, one of the following two payment provisions will apply: • If there is one living Annuitant on the Annuity Date, the Interim Value will be applied to provide annuity payments for the longer of the lifetime of the Annuitant or five years; or • If there are two living Joint Annuitants on the Annuity Date, the Interim Value will be applied to provide annuity payments in the same monthly amount for the longer of the lifetimes of both Joint Annuitants or five years. Assignment We reserve the right to refuse our consent to any assignment at any time on a nondiscriminatory basis if the assignment would violate or result in noncompliance with any applicable state or federal law or regulation. Unless otherwise restricted by endorsement, you may request to assign or transfer your rights under this Contract by notifying us. We will not be bound by an assignment until we acknowledge it. If your Contract is assigned, the assignment will take effect on the date the notice was signed, subject to any action taken by us before receipt of the notice. We have no liability under any assignment for our actions or omissions done in good faith. In addition, we shall not be liable for any tax consequences you may incur due to the assignment of your Contract.

Athene Annuity and Life Company RIA II (01/22) Page 6 RIA II (01/22) Change of Annuitant Before the Annuity Date, you may change the Annuitant by notifying us. A change will take effect as of the date you signed the notice. The Annuitant may not be changed if this Contract is owned by a non-natural person, unless the Contract is being continued by a surviving spouse as sole Beneficiary in which case the surviving spouse Beneficiary will become the Annuitant. The Annuitant cannot be changed on or after the Annuity Date. Change of Beneficiary Before the date the Death Benefit becomes payable, you may change a Beneficiary by notifying us. You may name one or more contingent Beneficiaries. The interest of any named irrevocable Beneficiary cannot be changed without the written consent of that Beneficiary. A change will take effect as of the date you signed the notice. Any change is subject to payment or other action taken by us before we received the notice. Contract This Contract, including the Contract Schedule, the Segment Contract Schedule, the attached application, if any, and any attached endorsements, riders or signed amendments constitute the entire Contract. No one except the President or Secretary of the Company may change or waive any of the terms of this Contract. Any change must be in writing and signed by the President or the Secretary of the Company. Conformity with Applicable Laws The benefits and Cash Surrender Value available under your Contract will not be less than the minimum benefits required by statute or regulation as of the Contract Date in the state in which your Contract is issued. If any provision of your Contract is determined not to provide the minimum benefits, such provision will be deemed to be amended to conform or comply with such laws or regulations. Notwithstanding any provision in your Contract to the contrary, all distributions under your Contract must be made in accordance with the applicable requirements of section 72(s) of the Internal Revenue Code, as amended, or section 401(a)(9), as amended, as applicable, and all terms of your Contract will be interpreted consistently with the requirements of section 72(s) or section 401(a)(9), as applicable. Incontestability All statements made in the application are considered representations and not warranties. The validity of your Contract will not be contestable. Misstatement of Age or Gender If the age of an Owner or Annuitant has been misstated and, as of the Contract Date, their correct age exceeded the Maximum Issue Age, we will refund the Purchase Payment paid less any prior Withdrawals or distributions and we will void this Contract. The Maximum Issue Age is shown on the Contract Schedule. If the age or gender of an Annuitant has been misstated (but the age as of the Contract Date did not exceed the Maximum Issue Age), the amount we will pay will be that which the Purchase Payment paid would have purchased if the correct age and gender had been stated. Age will be calculated as the age at the last birthday of that Annuitant. Any underpayments made by us due to a misstatement will be immediately paid in one sum with compounded interest. Any overpayments made by us will be charged against the next succeeding annuity payment or payments with compounded interest.

Athene Annuity and Life Company RIA II (01/22) Page 7 RIA II (01/22) Interest under this provision will be calculated based on the Misstatement Interest Rate shown on the Contract Schedule. Ownership All rights described in your Contract may be exercised by you subject to the rights of any assignee of record with us and any irrevocably named Beneficiary. You may change an Owner by notifying us. A change will take effect as of the date you signed the notice, unless you specify otherwise, subject to any payments made or actions taken by us prior to receipt of this notice. We will not be liable for any tax consequences you may incur due to a change of the Owner designation. Notices Unless stated otherwise, a valid notice or request from you to us must be in writing (or other form acceptable to us), signed by you, and received and accepted at our Administrative Office. Premium Taxes Your state may charge us a premium tax for your Contract. We may deduct the amount of that tax from your Purchase Payments when your Purchase Payments are received, or from the Contract Value of your Contract upon: • any Withdrawal from your Contract; or • the election of a Settlement Option; or • the payment of a Death Benefit. Statements We will furnish annually, and at any time upon your request, a statement reflecting Contract activity and values. 3. Purchase Payment and Contract Value Purchase Payment The “Purchase Payment” is the amount we receive for your Contract, as shown on the Contract Schedule, and is due on the Contract Date. Unless we approve otherwise, the maximum Purchase Payment that we will accept for your Contract is $1,000,000. No Purchase Payment will be accepted after the Contract Date. Contract Value The “Contract Value” at any time is equal to the sum of the Segment Values. Interim Value The “Interim Value” at any time is equal to the sum of the Segment Interim Values. Segment Value The “Segment Value” of a Segment Option at any time is determined based on the provisions of the applicable Strategy Endorsement. Segment Interim Value The “Segment Interim Value” of a Segment Option at any time is determined based on the provisions of the Interim Value Endorsement.

Athene Annuity and Life Company RIA II (01/22) Page 8 RIA II (01/22) Segment Credits The dollar amounts we credit to each Segment Option under this Contract are called “Segment Credits.” Segment Credits will be calculated for a Segment Option based on the provisions of the applicable Strategy Endorsement. Segment Allocation On the Contract Date, the Purchase Payment will be credited to the Holding Account. The Holding Account will be transferred to the Segment Options on the Segment Start Date based on the Segment Allocation Percentages selected by the Owner. The Segment Allocation Percentages selected for each Segment Option must be a whole percentage ranging from 0% to 100%. The sum of the Segment Allocation Percentages must equal 100%. Segment Value Transfers At each Segment End Date that occurs before the Annuity Date, you may elect to transfer some or all of the Segment Value from one of your Contract’s Segment Options into one or more of your Contract’s other Segment Options, subject to any transfer limitations specified in your Contract’s Strategy Endorsements. Each Segment Option involved in such transfers must be at the end of a Segment Term Period. We will notify you at least [15] days prior to the Segment End Date of the Cap Rates, Participation Rates, [Annual Spread,] and Annual Interest Rates applicable to available Segment Options for the next Segment Term Period. Cap Rates, Participation Rates, [Annual Spread,] and Annual Interest Rates are defined in the applicable Strategy Endorsements. To elect such a transfer, you must notify us at least two Business Days before the Segment End Date on which the transfer is to be made. Your notice must specify the Segment Options to which each transfer is to be made. You must also specify the amount that is to be transferred, either as a total dollar amount or as a whole percentage of the Segment Value of the Segment Option from which the funds are being transferred. For any transfer request we receive where the amount to be transferred represents a percentage of a known or unknown value, we will use our best efforts to determine the amount that must be transferred from each Segment Option in order to satisfy the intent of your original request. 4. Cash Surrender Value and Withdrawals Cash Surrender Value On or before the Annuity Date and before the date the Death Benefit becomes payable under this Contract, you may surrender your Contract for the Cash Surrender Value, by making a written request to our Administrative Office. The “Cash Surrender Value” is the Interim Value adjusted for any applicable Withdrawal Charge. Withdrawal Charge Withdrawals may incur a charge if made during the Contract Years with a corresponding positive rate as shown in the Withdrawal Charge Rate Schedule (that charge, a “Withdrawal Charge”; those Contract Years, the “Withdrawal Charge Period”). The amount of the Withdrawal Charge is the applicable rate from the Withdrawal Charge Rate Schedule multiplied by the Withdrawal amount. The Withdrawal Charge Rate Schedule is set forth in your Contract Schedule. The Withdrawal Charge does not apply to the Free Withdrawal Amount.

Athene Annuity and Life Company RIA II (01/22) Page 9 RIA II (01/22) Withdrawals, Free Withdrawals On or before the Annuity Date and before the date the Death Benefit becomes payable under this Contract, you may request a Withdrawal from your Contract. The Withdrawal amount, adjusted for any applicable Withdrawal Charges, Interest Adjustment, and Equity Adjustment, cannot be greater than the Cash Surrender Value. All Withdrawals will be subject to an Interest Adjustment and an Equity Adjustment. The “Interest Adjustment” is a positive or negative adjustment that reflects changes in interest rates related to the fixed income assets purchased in support of the Contract. The “Equity Adjustment” is a positive or negative adjustment that reflects changes in economics related to the Index. The Interest Adjustment and Equity Adjustment on any date are determined based on the provisions of the Interim Value Endorsement. Unless you direct otherwise, all partial Withdrawals will be taken first from the Fixed Segment Options (shown on the Segment Contract Schedule), beginning with the Fixed Segment Option with the shortest Segment Term Period. To the extent there are not enough funds in the Fixed Segment Options to cover the entire Withdrawal, we will deduct the remaining balance from the other Segment Options in which you have funds, beginning with Segment Options that have the shortest Segment Term Period. If you have multiple Segment Options with the same Segment Term Period, we will deduct the remaining balance pro rata across those Segment Options. A “Free Withdrawal” is a Withdrawal amount on which no Withdrawal Charges apply. The Free Withdrawal amount available to you in the first Contract Year will be equal to the Free Withdrawal Percentage multiplied by the Purchase Payment. In subsequent Contract Years, the Free Withdrawal amount available to you will be equal to the Free Withdrawal Percentage multiplied by the Contract Value as of the Contract Anniversary on the first day of that Contract Year. The Free Withdrawal Percentages are shown on the Contract Schedule. Any unused portion of the Free Withdrawal amount for a Contract Year cannot be carried over to the following Contract Year. If the amount of a Withdrawal in any Contract Year exceeds the Free Withdrawal amount for that Contract Year, the excess Withdrawal will be subject to any applicable Withdrawal Charge. If you surrender your Contract, a Withdrawal Charge will be applied to any Free Withdrawal previously taken during the same Contract Year. To take a Withdrawal from your Contract, you must notify us. The minimum amount that you may request to be withdrawn from your Contract at any time is $500. If you request a Withdrawal that causes the Contract Value to be less than $2,000, we will treat your request as a surrender of your Contract. We reserve the right to pay Withdrawal amounts directly to you. We may defer payment of any Withdrawals of any type from your Contract for up to six months if the insurance regulatory authority of the state in which your Contract was issued approves the deferral. Required Minimum Distribution Withdrawals This provision applies only if your Contract is subject to the minimum distribution requirements under Internal Revenue Code section 401(a)(9), such as if this Contract is a contract issued in connection with a qualified plan under section 401(a), a section 403(b) contract, an individual retirement annuity contract under section 408, or a Roth IRA under section 408A. Any Withdrawal of a required minimum distribution under section 401(a)(9) with respect to this Contract, as calculated by us, will not be subject to Withdrawal Charges. Any required minimum distribution Withdrawal amount includes and is not in addition to the Contract's Free Withdrawal amount. If the Owner surrenders the Contract, a Withdrawal Charge will be applied to any Free

Athene Annuity and Life Company RIA II (01/22) Page 10 RIA II (01/22) Withdrawal previously taken during the same Contract Year, including any required minimum distribution Withdrawals. Required minimum distributions will incur a Withdrawal Charge if you previously took a Withdrawal in the same Contract Year to satisfy the required minimum distribution requirement. In this circumstance, you must wait until the next Contract Anniversary to take your required minimum distribution free of Withdrawal Charges. 5. Death Provisions Death Benefit The “Death Benefit” will be equal to the Interim Value. The Death Benefit will be calculated as of the date of death. Withdrawal Charges will not be applied in determining the Death Benefit payable to your Beneficiary. If applicable law requires the payment of interest on the Death Benefit, the Death Benefit will earn interest at a rate and in the manner required by law. The Death Benefit must be paid in a manner that complies with the applicable requirements of section 72(s) of the Internal Revenue Code. Before we will pay the Death Benefit, we must receive a claim at our Administrative Office in a form and manner satisfactory to us, which includes: • proof of death while the Contract was in effect; • our claim form properly completed from each Beneficiary, as applicable; and • any other documents required by law. Beneficiary The following rules apply unless otherwise permitted by us in accordance with applicable law: • No Beneficiary has any rights in your Contract until the Beneficiary is entitled to the Death Benefit. If the Beneficiary, including an irrevocable Beneficiary, dies before that time, all rights of that Beneficiary will end at their death. • If no Beneficiary has been named or if no Beneficiary is alive at the time the Death Benefit is payable, then the Beneficiary is the estate of the deceased Owner or Annuitant whose death caused the Death Benefit to be payable. If the death of both Joint Annuitants or Joint Owners, if applicable, occurs simultaneously, the estates of both will be the Beneficiary in equal shares. This paragraph does not apply if there is a named Beneficiary and such Beneficiary is an entity. • If you have not designated how the Death Benefit is to be distributed and two or more Beneficiaries are entitled to the Death Benefit, the Death Benefit will be paid to the Beneficiaries in equal shares. • Unless you notify us otherwise, if you have designated how the Death Benefit is to be distributed and a Beneficiary dies prior to the time such Beneficiary is entitled to the Death Benefit, the portion of the Death Benefit designated to the deceased Beneficiary will be divided among the surviving Beneficiaries and Beneficiaries that are entities on a pro rata basis. In other words, each surviving Beneficiary's or each entity Beneficiary’s interest in the Death Benefit will be divided by the sum of the interests of all such surviving or entity Beneficiaries to determine the percentage each Beneficiary will receive of the deceased Beneficiary's original interest in the Death Benefit.

Athene Annuity and Life Company RIA II (01/22) Page 11 RIA II (01/22) Death of an Annuitant prior to the Annuity Date If the Annuitant is not an Owner and dies prior to the Annuity Date, you may designate a new Annuitant, subject to our underwriting rules then in effect. If no designation is made within 30 days of death of the Annuitant, the younger of you or any Joint Owner will become the Annuitant. If the Owner is a non-natural person, the death of the Annuitant will be treated as the death of the Owner and a new Annuitant may not be designated. Death of an Owner prior to the Annuity Date If any Owner (or, if the Owner is a non-natural person, any Annuitant) dies prior to the Annuity Date, we will pay the Death Benefit to the Beneficiary. Upon the death of any Joint Owner, where the surviving spouse is the surviving Joint Owner, the surviving Joint Owner will become the sole designated Beneficiary to whom the Death Benefit will be paid, and any other Beneficiary designation on record at the time of the death will be treated as a contingent Beneficiary. If the Beneficiary is a natural person, that Beneficiary may elect for the Death Benefit to be distributed over the life of the Beneficiary, or over a period not extending beyond the life expectancy of the Beneficiary, provided the election is made in accordance with Internal Revenue Code section 72. If the sole Beneficiary is the deceased Owner’s surviving spouse (or, if the Owner is a non-natural person, the deceased Annuitant’s surviving spouse), the surviving spouse may elect to continue the Contract as the sole Owner in lieu of receiving the Death Benefit. This provision relating to the surviving spouse can only apply once and cannot apply a second time if the surviving spouse elects to continue the Contract, remarries and then dies. All elections must be made by submitting the appropriate notice to us. Death on or after the Annuity Date If an Owner dies (or an Annuitant dies where the Owner is a non-natural person) on or after the Annuity Date and before the entire interest in this Contract has been distributed, any remaining interest in this Contract will be distributed under the method of distribution being used on the date of death. 6. Settlement Options Election of Option On the Annuity Date, the Interim Value will be applied to provide annuity payments to you or a payee you designate in accordance with the applicable Settlement Option elected by the Owner or if no Settlement Option was elected, in accordance with the Annuity Payments provision. Withdrawal Charges will not be applied when you elect a Settlement Option and will not be applied to the resulting annuity payments. As stated in the Annuity Payments provision, an election of a Settlement Option must be made in writing by the Owner prior to the Annuity Date and is irrevocable as of the Annuity Date. Additionally, the Beneficiary may elect to receive the Death Benefit under one of the Settlement Options described below, subject to the satisfaction of section 72(s) of the Internal Revenue Code, as amended. Any election of a Settlement Option by a Beneficiary must be made in writing and is irrevocable as of the date payments begin. For purposes of the Settlement Options below, the Beneficiary will be the Annuitant.

Athene Annuity and Life Company RIA II (01/22) Page 12 RIA II (01/22) A lump sum along with a Settlement Option may be elected. The amount applied under the Settlement Option must be at least $5,000. Payments made quarterly, semiannually, or annually may be elected in lieu of monthly payments. Payments less than $100 will only be made annually. Settlement Options No future payments under any option except as provided in the Settlement Option or by law may be assigned or transferred. In addition to the Settlement Options below, we may provide other options at our discretion: Option 1: Life Annuity Monthly payments will be made during the lifetime of the Annuitant. The monthly payments will cease on the death of the Annuitant. No payments will be due after the death of the Annuitant. Option 2: Life Annuity with Guaranteed Period Monthly payments will be made for the longer of the guaranteed period elected and the lifetime of the Annuitant. The guaranteed periods are 5, 10, 15 or 20 years, or any other period agreed upon in writing by us. After the guaranteed period, monthly payments will cease on the death of the Annuitant, and no payments will be due after the death of the Annuitant. If the Annuitant dies during the guaranteed period, no payments will be due after the guaranteed period. Option 3: Installment Refund Life Annuity Monthly payments will be made for the Installment Refund Period and thereafter for the lifetime of the Annuitant. The “Installment Refund Period” is the period required for the sum of the monthly payments to equal the total amount applied under this option. After the Installment Refund Period, monthly payments will cease on the death of the Annuitant, and no payments will be due after the death of the Annuitant. If the Annuitant dies during the Installment Refund Period, no payments will be due after the Installment Refund Period. Option 4: Joint and Last Survivor Annuity Monthly payments will be made for the joint lifetime of two Annuitants and in an equal amount during the remaining lifetime of the survivor. Payments will cease, and no further payments will be due, on the death of the last survivor. Payments may also be made to the survivor in an amount equal to two-thirds or one-half of the payment made during the joint lifetime of the two persons. We will furnish Annuity Settlement Option factors for Option 4 upon request. Option 5: Fixed Period Annuity Monthly payments will be made for the fixed period elected. Payments will cease at the end of the fixed period and no further payments will be due. The fixed period that may be elected is any period from 5 to 30 years. Fixed periods shorter than 10 years are only available as a Death Benefit Settlement Option. Annuity Settlement Option factors for Options 1, 2, 3, and 5 are shown on the Contract Schedule. 7. Termination Your Contract will terminate on the date on which all amounts are paid as required by your Contract.

Athene Annuity and Life Company RIA II (01/22) RIA II (01/22) Single Purchase Payment Index-Linked Deferred Annuity Contract Subject to the terms and conditions of your Contract, periodic income commencing on the Annuity Date with the option to change the type of Settlement Option payable prior to the Annuity Date. Non- Participating. Administrative Office: Home Office: Mail Processing Center 7700 Mills Civic Pkwy P.O. Box 1555 West Des Moines, IA 50266-3862 Des Moines, IA 50306-1555 (888) 266-8489 (888) 266-8489

Athene Annuity and Life Company

Contract Schedule

Contract Number:	[Specimen]	Purchase Payment:		$[10,000.00]	
Annuitant:	[John Doe]	Age:	[35]	Gender:	[Male]
[Joint Annuitant:	[Jane Doe]	Age:	[35]	Gender:	[Female]]
Owner:	[John Smith]	Age:	[75]	Gender:	[Male]
[Joint Owner:	[Jane Smith]	Age:	[75]	Gender:	[Female]]
Contract Date:	[01/10/2018]				
Maximum Issue Age:	[80]				
Annuity Date:	[01/10/2058]				
Misstatement Interest Rate:		[1.00%]			

Withdrawal Charge Rate Schedule	
[Contract Year	Rate
1	8.00%
2	8.00%
3	7.00%
4	6.00%
5	5.00%
6	4.00%
7+	0.00%]

Free Withdrawal Percentage Schedule	
[Contract Year	Rate
1	10.00%
2	10.00%
3	10.00%
4	10.00%
5	10.00%
6	10.00%
7+	100.00%]

Annuity Tables

The guaranteed monthly income rates for the Settlement Options are set forth in the tables below and are based on an interest rate of [0.50]% and where lifespan affects the payout, the [2012 ANB IAM Period Table developed by the Society of Actuaries, with gender-specific rates, and with 10 years of generational mortality improvement applied using Projection Scale G2]. If we are required to use the same income rates for males and females, the guaranteed monthly income rates for the Settlement Options where lifespan affects the payout assume that Annuitants are 60% female and 40% male. We may offer guaranteed monthly income rates that are more favorable than those contained in your Contract.

Males - Option One, Two and Three Monthly Income Rates per $1,000						
Period Certain & Life						
Age	Life	5 Years	10 Years	15 Years	20 Years	Installment Refund
60	[3.10	3.10	3.07	3.03	2.96	2.66
65	3.66	3.65	3.60	3.51	3.37	3.02
70	4.45	4.42	4.31	4.11	3.80	3.49
75	5.61	5.53	5.26	4.78	4.14	4.10
80	7.41	7.16	6.41	5.34	4.32	4.93
85+	10.27	9.45	7.50	5.65	4.37	6.06]

CS II (01/22) Page 1 CS II (01/22)

Athene Annuity and Life Company

Females - Option One, Two and Three Monthly Income Rates per $1,000						
Period Certain & Life						
Age	Life	5 Years	10 Years	15 Years	20 Years	Installment Refund
60	[2.95	2.94	2.92	2.89	2.84	2.57
65	3.45	3.44	3.41	3.34	3.24	2.90
70	4.14	4.12	4.05	3.90	3.66	3.31
75	5.15	5.10	4.91	4.56	4.04	3.86
80	6.71	6.55	6.01	5.17	4.28	4.59
85+	9.15	8.59	7.14	5.57	4.36	5.59]

Non gender-specific - Option One, Two and Three Monthly Income Rates per $1,000						
Period Certain & Life						
Age	Life	5 Years	10 Years	15 Years	20 Years	Installment Refund
60	[3.01	3.00	2.99	2.95	2.89	2.60
65	3.54	3.53	3.49	3.41	3.29	2.94
70	4.27	4.24	4.16	3.99	3.72	3.38
75	5.34	5.28	5.06	4.65	4.09	3.95
80	6.99	6.80	6.18	5.24	4.30	4.72
85+	9.60	8.94	7.30	5.61	4.36	5.78]

Option Five[1] Monthly Income Rates per $1,000 of Proceeds	
Number of Years	Monthly Payment
5	[16.87
10	8.54
15	5.76
20	4.38
25	3.54
30	2.99]

[1] Fixed periods shorter than 10 years are only available as a Death Benefit Settlement Option.

[

/s/ Blaine T. Doerrfeld

Blaine T. Doerrfeld
Secretary

]

CS II (01/22) Page 2 CS II (01/22)

Confinement Waiver of Withdrawal Charges Athene Annuity and Life Company CW II (01/22) Page 1 CW II (01/22) CONFINEMENT WAIVER OF WITHDRAWAL CHARGES Part of the Contract This endorsement is part of your Contract and is subject to all terms and conditions of your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract. To the extent there are any conflicts between this endorsement and your Contract, this endorsement will control. The effective date of this endorsement for new Contracts is the Contract Date and for existing Contracts is the date we issue this endorsement. Confinement Waiver After the [first] Contract Year and on or before the Annuity Date and before the date the Death Benefit becomes payable under the Contract, you may request a payment equal to an amount up to your Contract’s Interim Value if, at the time of the request, all of the following conditions are met: • any Owner, (or if the Owner is a non-natural person, any Annuitant), is confined to a Qualified Care Facility; and • confinement continues for at least 60 consecutive days; and • confinement begins at least [one] year[s] after the Contract Date; and • confinement is recommended in writing by a Physician; and • we receive the withdrawal request and the Physician's recommendation no later than 90 days following the date the confinement has ceased. Any payment made under this provision will not be subject to Withdrawal Charges. Any applicable Interest Adjustment or Equity Adjustment will still apply. A “Qualified Care Facility” means a Convalescent Care Facility, Hospice Facility or Hospital as described below: • “Convalescent Care Facility” means an institution which: (i) is licensed by the State as a convalescent nursing facility, a qualified nursing facility, a convalescent hospital, a convalescent unit of a Hospital, an intermediate care facility, or a custodial care facility; and (ii) is primarily engaged in providing, in addition to room and board accommodations, continuous nursing service by or under the supervision of a Physician or a licensed registered nurse (R.N.); and (iii) maintains a daily record of each patient which is available for our review; and (iv) administers a planned program of observation and treatment by a Physician (which for purposes of this provision also cannot be the proprietor or an employee of such facility) which is in accordance with existing standards of medical practice for the confinement. Convalescent Care Facility does not mean a facility or any part of a facility used primarily for rest care, training or education, or the treatment of alcoholism or chemical dependency. • “Hospice Facility” means an institution which provides a formal program of care for terminally ill patients whose life expectancy is less than six months, provided on an inpatient basis and directed by a Physician. It must be licensed, certified, or registered in accordance with State law. • “Hospital” means an institution which: (i) is licensed as a hospital and operated pursuant to law; and (ii) is primarily engaged in providing or operating (either on its premises or in facilities available to the hospital on a prearranged contractual basis and under the supervision of a staff of one or more duly licensed Physicians) diagnostic and surgery facilities for the medical care and treatment of injured and sick persons on an inpatient basis for which a charge is

Confinement Waiver of Withdrawal Charges Athene Annuity and Life Company CW II (01/22) Page 2 CW II (01/22) made; and (iii) provides 24-hour nursing service by or under the supervision of a licensed registered nurse (R.N.). Hospital does not mean a facility or any part of a facility used primarily for rest care, training or education, or the treatment of alcoholism or chemical dependency. “Physician” for purposes of this provision means a doctor of medicine or osteopathy legally authorized to practice medicine by the State in which he/she performs such function. The Physician cannot be you, an Annuitant, a Beneficiary, or a member of your, an Annuitant’s, or a Beneficiary’s immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, grandparent, grandchild, cousin, aunt, uncle, niece, nephew and any of their spouses, domestic partners or civil union partners. “State” for purposes of this endorsement means each state of the United States of America, as well as the District of Columbia, the Commonwealth of Puerto Rico, the Virgin Islands, Guam and American Samoa. We reserve the right to obtain, at any time, an additional opinion or an examination of the ill Owner from a Physician that we designate at our expense. Should this opinion differ from that of the ill Owner’s Physician, the opinion of our Physician will prevail. This provision will terminate upon the change or addition of an Owner (or if the Owner is a non- natural person and the Annuitant is changed or an additional Annuitant is added), except through continuation of the Contract by the surviving spouse. Denial of Waiver If we deny a confinement waiver claim, the Withdrawal will not be disbursed until the Owner is notified of the denial and provided the opportunity to accept or reject the Withdrawal proceeds after any Withdrawal Charge. Termination Termination of this Contract shall not prejudice the waiver of any Withdrawal Charges while this Confinement Waiver was in force. Blaine T. Doerrfeld Secretary

Terminal Illness Waiver of Withdrawal Charges Athene Annuity and Life Company TIW II (01/22) Page 1 TIW II (01/22) TERMINAL ILLNESS WAIVER OF WITHDRAWAL CHARGES Part of the Contract This endorsement is part of your Contract and is subject to all terms and conditions of your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract. To the extent there are any conflicts between this endorsement and your Contract, this endorsement will control. The effective date of this endorsement for new Contracts is the Contract Date and for existing Contracts is the date we issue this endorsement. Terminal Illness Waiver After the [first] Contract Year and on or before the Annuity Date and before the date the Death Benefit becomes payable under the Contract, you may request a payment equal to an amount up to your Contract’s Interim Value if, at the time of the request, all of the following conditions are met: • any Owner, (or if the Owner is a non-natural person, any Annuitant), is diagnosed with a Terminal Illness; and • the initial diagnosis occurs at least [one] year[s] after the Contract Date; and • the withdrawal request is accompanied by a certification of Terminal Illness prepared by a Physician who has examined the ill Owner and is qualified to provide the certification. Any payment made under this provision will not be subject to Withdrawal Charges. Any applicable Interest Adjustment or Equity Adjustment will still apply. “Terminal Illness” means an illness that is expected to cause death within 12 months. “Physician” for purposes of this provision means a doctor of medicine or osteopathy legally authorized to practice medicine by the state in which he/she performs such function. The Physician cannot be you, an Annuitant, a Beneficiary, or a member of your, an Annuitant’s, or a Beneficiary’s immediate family, including a husband, wife, domestic partner, civil union partner, child, sibling, parent, grandparent, grandchild, cousin, aunt, uncle, niece, nephew and any of their spouses, domestic partners or civil union partners. “State” for purposes of this provision means each state of the United States of America, as well as the District of Columbia, the Commonwealth of Puerto Rico, the Virgin Islands, Guam and American Samoa. We reserve the right to obtain, at any time, an additional opinion or an examination of the ill Owner from a Physician that we designate at our expense. Should this opinion differ from that of the ill Owner’s Physician, the opinion of our Physician will prevail. This provision will terminate upon the change or addition of an Owner (or if the Owner is a non- natural person and the Annuitant is changed or an additional Annuitant is added), except through continuation of the Contract by the surviving spouse. Denial of Waiver If we deny a Terminal Illness waiver claim, the Withdrawal will not be disbursed until the Owner is notified of the denial and provided the opportunity to accept or reject the Withdrawal proceeds after any Withdrawal Charge.

Terminal Illness Waiver of Withdrawal Charges Athene Annuity and Life Company TIW II (01/22) Page 2 TIW II (01/22) Termination Termination of this Contract shall not prejudice the waiver of any Withdrawal Charges while this Terminal Illness Waiver was in force. Blaine T. Doerrfeld Secretary

Athene Annuity and Life Company SCS II (01/22) Page 1 SCS II (01/22) Segment Contract Schedule [Segment Allocation Guidelines On the Contract Date, you may select: • Up to [1] Fixed Segment Option[s]; • Up to [16] Buffer Segment Option[s]; • Up to [1] Buffer Milestone Segment Option[s]; and • Up to [1] Buffer Multi-Index Segment Option[s].] Substitution or Discontinuation of an Index If an Index is discontinued, if we are engaged in a contractual dispute with the Index provider, if we are unable to utilize it in any Segment Option on commercially reasonable terms, or if the calculation of the Index is changed substantially, we will either discontinue the Index or substitute a suitable Index for that Index and provide you 30 days’ prior notice of the change at your last known address on file with us. Any substitute Index will be submitted for prior approval to the insurance regulatory authority of the state in which your Contract is issued. If no substitute Index is provided, the Segment Value will be automatically transferred to the Fixed Segment Option on the scheduled Segment End Date, unless you elect to have the Segment Value transferred to one or more of the available Segment Options by providing us notice, as provided for in the Segment Value Transfers provision of the Contract. If we discontinue any Index during a Segment Term Period and substitute a similar Index, Segment Credits will be determined as follows: (1) For any Buffer Milestone Segment Option, until a Milestone Credit Percentage is determined after the Index substitution, we will determine each potential Milestone Credit Percentage by: (i) adding together the percentage change in the Index Price of the original Index from the most recent Milestone Date until the date of the substitution and then measuring the percentage change in the Index Price of the substituted Index from the date of the substitution until the current Observation Date; and (ii) if a Milestone Credit Percentage is determined, applying the then-current Cap Rate, Participation Rate, and Buffer Rate if applicable. Once a Milestone Credit Percentage has been determined (and a Milestone Date is set) after the Index substitution, only the substituted index will be used to measure the Milestone Index Change for any future Observation date during the Segment Term Period. Any previously determined Milestone Credit Percentages will also be used in the calculation of the Segment Credit. (2) For all other Index-Linked Strategies, we will determine the Index Change for the Segment Term Period by: (i) adding together the percentage change in the Index Price of the original Index from the Segment Start Date until the date of the substitution and the percentage change in the Index Price of the substituted Index from the date of the substitution until the Segment End Date; and (ii) applying the then-current Cap Rate, Participation Rate, and Buffer Rate to that sum. The substituted Index will be incorporated in the Buffer Multi-Index Segment Option, if applicable. (3) For all Index-Linked Segment Options, the resulting Segment Credit will be added to your Segment Value on the scheduled Segment End Date.

Athene Annuity and Life Company SCS II (01/22) Page 2 SCS II (01/22) If we discontinue any Index during a Segment Term Period and do not substitute a similar Index, Segment Credits will be determined as follows: (1) For any Buffer Milestone Segment Option, we will determine the final Milestone Credit Percentage for the Segment Term Period by (i) adding together the percentage change in the Index Price from the most recent Milestone Date until the date of discontinuation; and (ii) applying the then- current Cap Rate, Participation Rate, and Buffer Rate if applicable. Any previously determined Milestone Credit Percentages will also be used in the calculation of the Segment Credit. (2) For all other Index-Linked Strategies, we will calculate the Segment Credit as of the date the Index is discontinued (including for the Buffer Multi-Index Segment Option, if any of the three Indices is affected). The Segment Credit will be based on (i) the percentage change of the Index Price from the Segment Start Date to the date of discontinuation; and (ii) the then-current Cap Rate, Participation Rate, and Buffer Rate. (3) For all Index-Linked Segment Options, the resulting Segment Credit will be added to your Segment Value on the scheduled Segment End Date. Holding Account Fixed Interest Rate: [1.00%] Segment Start Date: [February] [8], [2022] [Segment Fee for all Index-Linked Segment Options: [0.95%]] [Fixed Segment Option] Segment Term Period Minimum Annual Interest Rate Initial Segment Term Period Bailout Annual Interest Rate [1] Year[s] [1.00]% [1.00]%

Athene Annuity and Life Company

[Buffer Segment Options]

Index	Segment Term Period	Buffer Rate	Minimum Cap Rate	[Maximum Annual Spread]	Minimum Participation Rate
[S&P 500® (SPX)]	[1] Year[s]	[10.00]%	[2.00]%	[1.00]%	[100]%
[Russell 2000® (RTY)]	[1] Year[s]	[10.00]%	[2.00]%	[1.00]%	[100]%
[MSCI EAFE (MXEA)]	[1] Year[s]	[10.00]%	[2.00]%	[1.00]%	[100]%
[Nasdaq-100® (NDX)]	[1] Year[s]	[10.00]%	[2.00]%	[1.00]%	[100]%
[Shiller Barclays CAPE® US Mid-Month Sector TR Net (BXIIMSTN)]	[1] Year[s]	[10.00]%	[2.00]%	[1.00]%	[100]%
[S&P 500® (SPX)]	[1] Year[s]	[20.00]%	[2.00]%	[1.00]%	[100]%
[S&P 500® (SPX)]	[2] Year[s]	[10.00]%	[4.00]%	[1.00]%	[100]%
[Russell 2000® (RTY)]	[2] Year[s]	[10.00]%	[4.00]%	[1.00]%	[100]%
[MSCI EAFE (MXEA)]	[2] Year[s]	[10.00]%	[4.00]%	[1.00]%	[100]%
[Nasdaq-100® (NDX)]	[2] Year[s]	[10.00]%	[4.00]%	[1.00]%	[100]%
[Shiller Barclays CAPE® US Mid-Month Sector TR Net (BXIIMSTN)]	[2] Year[s]	[10.00]%	[4.00]%	[1.00]%	[100]%
[S&P 500® (SPX)]	[2] Year[s]	[20.00]%	[4.00]%	[1.00]%	[100]%
[S&P 500® (SPX)]	[6] Year[s]	[20.00]%	[12.00]%	[1.00]%	[100]%
[Nasdaq-100® (NDX)]	[6] Year[s]	[20.00]%	[12.00]%	[1.00]%	[100]%
[Shiller Barclays CAPE® US Mid-Month Sector TR Net (BXIIMSTN)]	[6] Year[s]	[20.00]%	[12.00]%	[1.00]%	[100]%
[S&P 500® (SPX)]	[6] Year[s]	[30.00]%	[12.00]%	[1.00]%	[100]%

Index	Segment Term Period	Buffer Rate	Initial Segment Term Period Bailout	
			Cap Rate	Participation Rate
[S&P 500® (SPX)]	[1] Year[s]	[10.00]%	[2.00]%	[100]%
[Russell 2000® (RTY)]	[1] Year[s]	[10.00]%	[2.00]%	[100]%
[MSCI EAFE (MXEA)]	[1] Year[s]	[10.00]%	[2.00]%	[100]%
[Nasdaq-100® (NDX)]	[1] Year[s]	[10.00]%	[2.00]%	[100]%
[Shiller Barclays CAPE® US Mid-Month Sector TR Net (BXIIMSTN)]	[1] Year[s]	[10.00]%	[2.00]%	[100]%
[S&P 500® (SPX)]	[1] Year[s]	[20.00]%	[2.00]%	[100]%
[S&P 500® (SPX)]	[2] Year[s]	[10.00]%	[4.00]%	[100]%
[Russell 2000® (RTY)]	[2] Year[s]	[10.00]%	[4.00]%	[100]%
[MSCI EAFE (MXEA)]	[2] Year[s]	[10.00]%	[4.00]%	[100]%
[Nasdaq-100® (NDX)]	[2] Year[s]	[10.00]%	[4.00]%	[100]%
[Shiller Barclays CAPE® US Mid-Month Sector TR Net (BXIIMSTN)]	[2] Year[s]	[10.00]%	[4.00]%	[100]%
[S&P 500® (SPX)]	[2] Year[s]	[20.00]%	[4.00]%	[100]%
[S&P 500® (SPX)]	[6] Year[s]	[20.00]%	[12.00]%	[100]%
[Nasdaq-100® (NDX)]	[6] Year[s]	[20.00]%	[12.00]%	[100]%
[Shiller Barclays CAPE® US Mid-Month Sector TR Net (BXIIMSTN)]	[6] Year[s]	[20.00]%	[12.00]%	[100]%
[S&P 500® (SPX)]	[6] Year[s]	[30.00]%	[12.00]%	[100]%

SCS II (01/22) Page 3 SCS II (01/22)

Athene Annuity and Life Company

[Buffer Milestone Segment Option[s]]

Index	Segment Term Period	Buffer Rate	Observation Interval	Milestone Threshold	Minimum Cap Rate	Minimum Participation Rate
[S&P 500® (SPX)]	[6] Year[s]	[15.00]%	[1 Year[s]]	[25.00]%	[12.00]%	[100]%

Index	Segment Term Period	Buffer Rate	Observation Interval	Initial Segment Term Period Bailout	
				Cap Rate	Participation Rate
[S&P 500® (SPX)]	[6] Year[s]	[15.00]%	[1 Year[s]]	[12.00]%	[100]%

[Buffer Multi-Index Segment Option[s]]

Index	Index Allocation Percentage	Segment Term Period	Buffer Rate	Minimum Cap Rate	[Maximum Annual Spread]	Minimum Participation Rate
Index X: [(SPX)] Index Y: [(RTY)] Index Z: [(MXEA)]	Allocation 1 [50%] Allocation 2 [30%] Allocation 3 [20%]	[6] Year[s]	[10.00]%	[12.00]%	[1.00]%	[100]%

Index	Index Allocation Percentage	Segment Term Period	Buffer Rate	Initial Segment Term Period Bailout	
				Cap Rate	Participation Rate
Index X: [(SPX)] Index Y: [(RTY)] Index Z: [(MXEA)]	Allocation 1 [50%] Allocation 2 [30%] Allocation 3 [20%]	[6] Year[s]	[10.00]%	[12.00]%	[100]%

SCS II (01/22) Page 4 SCS II (01/22)

Athene Annuity and Life Company SCS II (01/22) Page 5 SCS II (01/22) [S&P 500® Price Return Index The S&P 500® (the “Index”) is a product of S&P Dow Jones Indices LLC or its affiliates (“SPDJI”), and has been licensed for use by Athene Annuity and Life Company. Standard & Poor’s® and S&P 500® are registered trademarks of Standard & Poor’s Financial Services LLC (“S&P”); Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”); and these trademarks have been licensed for use by SPDJI and sublicensed for certain purposes by Athene Annuity and Life Company. It is not possible to invest directly in an Index. Athene Annuity and Life Company’s Products are not sponsored, endorsed, sold or promoted by SPDJI, Dow Jones, S&P, any of their respective affiliates (collectively, “S&P Dow Jones Indices”). S&P Dow Jones Indices makes no representation or warranty, express or implied, to the owners of the Athene Annuity and Life Company’s Products or any member of the public regarding the advisability of investing in securities generally or in Athene Annuity and Life Company's products particularly or the ability of the S&P 500® to track general market performance. Past performance of an Index is not an indication or guarantee of future results. S&P Dow Jones Indices’ only relationship to Athene Annuity and Life Company with respect to the S&P 500® is the licensing of the S&P 500® and certain trademarks, service marks and/or trade names of S&P Dow Jones Indices and/or its licensors. The S&P 500® is determined, composed and calculated by S&P Dow Jones Indices without regard to Athene Annuity and Life Company or the Athene Annuity and Life Company’s Products. S&P Dow Jones Indices have no obligation to take the needs of Athene Annuity and Life Company or the owners of Athene Annuity and Life Company’s Products into consideration in determining, composing or calculating the S&P 500®. S&P Dow Jones Indices are not responsible for and have not participated in the determination of the prices, and amount of Athene Annuity and Life Company’s products or the timing of the issuance or sale of Athene Annuity and Life Company’s Products or in the determination or calculation of the equation by which Athene Annuity and Life Company’s products are to be converted into cash, surrendered or redeemed, as the case may be. S&P Dow Jones Indices have no obligation or liability in connection with the administration, marketing or trading of Athene Annuity and Life Company’s Products. There is no assurance that investment products based on the S&P 500® will accurately track Index performance or provide positive investment returns. S&P Dow Jones Indices LLC is not an investment advisor. Inclusion of a security within an Index is not a recommendation by S&P Dow Jones Indices to buy, sell, or hold such security, nor is it considered to be investment advice. S&P DOW JONES INDICES DOES NOT GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA RELATED THERETO OR ANY COMMUNICATION, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATION (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO. S&P DOW JONES INDICES SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS, OR DELAYS THEREIN. S&P DOW JONES INDICES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES, OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE OR AS TO RESULTS TO BE OBTAINED BY ATHENE ANNUITY AND LIFE COMPANY, OWNERS OF THE ATHENE ANNUITY AND LIFE COMPANY’S PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR WITH RESPECT TO ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY, OR OTHERWISE. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN S&P DOW JONES INDICES AND ATHENE ANNUITY AND LIFE COMPANY, OTHER THAN THE LICENSORS OF S&P DOW JONES INDICES.]

Athene Annuity and Life Company SCS II (01/22) Page 6 SCS II (01/22) [Russell 2000® Price Return Index Athene annuity products (the “Products”) have been developed solely by Athene Annuity and Life Company. The Products are not in any way connected to or sponsored, endorsed, sold or promoted by the London Stock Exchange Group plc and its group undertakings (collectively, the “LSE Group”). FTSE Russell is a trading name of certain of the LSE Group companies. All rights in the Russell 2000 Index (the “Index”) vest in the relevant LSE Group company which owns the Index. “Russell®” and “Russell 2000®” are trademarks of the relevant LSE Group company and are used by any other LSE Group company under license. The Index is calculated by or on behalf of FTSE International Limited or its affiliate, agent or partner. The LSE Group does not accept any liability whatsoever to any person arising out of (a) the use of, reliance on or any error in the Index or (b) investment in or operation of the Products. The LSE Group makes no claim, prediction, warranty or representation either as to the results to be obtained from the Products or the suitability of the Index for the purpose to which it is being put by Athene Annuity and Life Company.] [MSCI EAFE Price Return Index THIS PRODUCT IS NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY MSCI INC. (“MSCI”), ANY OF ITS AFFILIATES, ANY OF ITS INFORMATION PROVIDERS OR ANY OTHER THIRD PARTY INVOLVED IN, OR RELATED TO, COMPILING, COMPUTING OR CREATING ANY MSCI INDEX (COLLECTIVELY, THE “MSCI PARTIES”). THE MSCI INDEXES ARE THE EXCLUSIVE PROPERTY OF MSCI. MSCI AND THE MSCI INDEX NAMES ARE SERVICE MARK(S) OF MSCI OR ITS AFFILIATES AND HAVE BEEN LICENSED FOR USE FOR CERTAIN PURPOSES BY ATHENE ANNUITY AND LIFE COMPANY. NONE OF THE MSCI PARTIES MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY REGARDING THE ADVISABILITY OF INVESTING IN PRODUCTS GENERALLY OR IN THIS PRODUCT PARTICULARLY OR THE ABILITY OF ANY MSCI INDEX TO TRACK CORRESPONDING STOCK MARKET PERFORMANCE. MSCI OR ITS AFFILIATES ARE THE LICENSORS OF CERTAIN TRADEMARKS, SERVICE MARKS AND TRADE NAMES AND OF THE MSCI INDEXES WHICH ARE DETERMINED, COMPOSED AND CALCULATED BY MSCI WITHOUT REGARD TO THIS PRODUCT OR THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY. NONE OF THE MSCI PARTIES HAS ANY OBLIGATION TO TAKE THE NEEDS OF THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY INTO CONSIDERATION IN DETERMINING, COMPOSING OR CALCULATING THE MSCI INDEXES. NONE OF THE MSCI PARTIES IS RESPONSIBLE FOR OR HAS PARTICIPATED IN THE DETERMINATION OF THE TIMING OF, PRICES AT, OR QUANTITIES OF THIS PRODUCT TO BE ISSUED OR IN THE DETERMINATION OR CALCULATION OF THE EQUATION BY OR THE CONSIDERATION INTO WHICH THIS PRODUCT IS REDEEMABLE. FURTHER, NONE OF THE MSCI PARTIES HAS ANY OBLIGATION OR LIABILITY TO THE ISSUER OR OWNERS OF THIS PRODUCT OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR OFFERING OF THIS PRODUCT. ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDEXES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NONE OF THE MSCI PARTIES WARRANTS OR GUARANTEES THE ORIGINALITY, ACCURACY AND/OR THE COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE ISSUER OF THE PRODUCT, OWNERS OF THE PRODUCT, OR ANY OTHER PERSON OR ENTITY, FROM THE USE OF ANY

Athene Annuity and Life Company SCS II (01/22) Page 7 SCS II (01/22) MSCI INDEX OR ANY DATA INCLUDED THEREIN. NONE OF THE MSCI PARTIES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS OF OR IN CONNECTION WITH ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. FURTHER, NONE OF THE MSCI PARTIES MAKES ANY EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, AND THE MSCI PARTIES HEREBY EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO EACH MSCI INDEX AND ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL ANY OF THE MSCI PARTIES HAVE ANY LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES. No purchaser, seller or holder of this product, or any other person or entity, should use or refer to any MSCI trade name, trademark or service mark to sponsor, endorse, market or promote this product without first contacting MSCI to determine whether MSCI’s permission is required. Under no circumstances may any person or entity claim any affiliation with MSCI without the prior written permission of MSCI.] [Nasdaq-100® Price Return Index The Product(s) is not sponsored, endorsed, sold or promoted by Nasdaq, Inc. or its affiliates (Nasdaq, with its affiliates, are referred to as the “Corporations”). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the Product(s). The Corporations make no representation or warranty, express or implied to the owners of the Product(s) or any member of the public regarding the advisability of investing in securities generally or in the Product(s) particularly, or the ability of the Nasdaq-100® Index to track general stock market performance. The Corporations' only relationship to Athene Annuity and Life Company (“Licensee”) is in the licensing of the Nasdaq®, Nasdaq-100®, and Nasdaq-100® Index, and certain trade names of the Corporations and the use of the Nasdaq-100® Index which is determined, composed and calculated by Nasdaq without regard to Licensee or the Product(s). Nasdaq has no obligation to take the needs of the Licensee or the owners of the Product(s) into consideration in determining, composing or calculating the Nasdaq-100® Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the Product(s) to be issued or in the determination or calculation of the equation by which the Product(s) is to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the Product(s). THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF NASDAQ-100® INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE PRODUCT(S) OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ-100® INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ-100® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.] [Shiller Barclays CAPE® US Mid-Month Sector TR Net Index The Shiller Barclays CAPE® US Mid-Month Sector TR Net Index (the “Index”) has been developed in part by RSBB- I, LLC, the research principal of which is Robert J. Shiller. RSBB-I, LLC is not an investment advisor, and does not guarantee the accuracy or completeness of the the Index, or any data or methodology either included therein or

Athene Annuity and Life Company SCS II (01/22) Page 8 SCS II (01/22) upon which it is based. Neither RSBB-I, LLC nor Robert J. Shiller and its consultant, IndexVestLAB, LLC and consultants thereto, shall have any liability for any errors, omissions, or interruptions therein, and makes no warranties, express or implied, as to performance or results experienced by any party from the use of any information included therein or upon which it is based, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect thereto, and shall not be liable for any claims or losses of any nature in connection with the use of such information, including but not limited to, lost profits or punitive or consequential damages, even if RSBB-I, LLC is advised of the possibility of same. Neither Barclays Bank PLC ("BB PLC") nor any of its affiliates (collectively "Barclays") is the issuer or producer of. Athene Annuity and Life Company’s (“Athene”) annuity products (the “Products”) and Barclays has no responsibilities, obligations or duties to purchasers of the Products. The Index, together with any Barclays Indices that are components of the Index, is a trademark owned by Barclays and, together with any component Indices and index data, is licensed for use by Athene as the issuer or producer of the Products (the "Issuer"). Barclays’ only relationship with the Issuer in respect of the the Index is the licensing of the the Index, which is administered, compiled and published by BB PLC in its role as the Index sponsor (the "Index Sponsor") without regard to the Issuer or the Products or purchasers of the Products. Additionally, Athene as issuer or producer of the Products may for itself execute transaction(s) with Barclays in or relating to the Index in connection with the Products. Consumers acquire the Products from Athene and neither acquire any interest in the Index nor enter into any relationship of any kind whatsoever with Barclays upon purchasing the Products. The Products are not sponsored, endorsed, sold or promoted by Barclays and Barclays makes no representation regarding the advisability of the Products or use of the Index or any data included therein. Barclays shall not be liable in any way to the Issuer, purchasers of the Products or to other third parties in respect of the use or accuracy of the Index or any data included therein. Barclays Index Administration (“BINDA”), a distinct function within BB PLC, is responsible for day-to-day governance of BB PLC’s activities as Index Sponsor. To protect the integrity of Barclays’ Indices, BB PLC has in place a control framework designed to identify and remove and/or mitigate (as appropriate) conflicts of interest. Within the control framework, BINDA has the following specific responsibilities: • oversight of any third party Index calculation agent; • acting as approvals body for Index lifecycle events (Index launch, change and retirement); and • resolving unforeseen Index calculation issues where discretion or interpretation may be required (for example: upon the occurrence of market disruption events). To promote the independence of BINDA, the function is operationally separate from BB PLC’s sales, trading and structuring desks, investment managers, and other business units that have, or may be perceived to have, interests that may conflict with the independence or integrity of Barclays’ Indices. Notwithstanding the foregoing, potential conflicts of interest exist as a consequence of BB PLC providing Indices alongside its other businesses. Please note the following in relation to Barclays’ Indices: • BB PLC may act in multiple capacities with respect to a particular Index including, but not limited to, functioning as Index sponsor, Index administrator, Index owner and licensor. • Sales, trading or structuring desks in BB PLC may launch products linked to the performance of a Index. These products are typically hedged by BB PLC’s trading desks. In hedging an Index, a trading desk may purchase or sell constituents of that Index. These purchases or sales may affect the prices of the Index constituents which could in turn affect the level of that Index.

Athene Annuity and Life Company SCS II (01/22) Page 9 SCS II (01/22) • BB PLC may establish investment funds that track an Index or otherwise use an Index for portfolio or asset allocation decisions. The Index Sponsor is under no obligation to continue the administration, compilation and publication of the Index or the level of the Index. While the Index Sponsor currently employs the methodology ascribed to the Index (and application of such methodology shall be conclusive and binding), no assurance can be given that market, regulatory, juridical, financial, fiscal or other circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any constituent within the Index) will not arise that would, in the view of the Index Sponsor, necessitate an adjustment, modification or change of such methodology. In certain circumstances, the Index Sponsor may suspend or terminate the Index. The Index Sponsor has appointed a third- party agent (the "Index Calculation Agent") to calculate and maintain the Index. While the Index Sponsor is responsible for the operation of the Index, certain aspects have thus been outsourced to the Index Calculation Agent. Barclays • makes no representation or warranty, express or implied, to the Issuer or any member of the public regarding the advisability of investing in transactions generally or the ability of the Index to track the performance of any market or underlying assets or data; and • has no obligation to take the needs of the Issuer into consideration in administering, compiling or publishing the Index. Barclays has no obligation or liability in connection with administration, marketing or trading of the Products. The licensing agreement between Athene and BB PLC is solely for the benefit of Athene and Barclays and not for the benefit of the owners of the Products or other third parties. BARCLAYS DOES NOT GUARANTEE, AND SHALL HAVE NO LIABILITY TO THE PURCHASERS AND TRADERS, AS THE CASE MAY BE, OF THE TRANSACTION OR TO THIRD PARTIES FOR THE QUALITY, ACCURACY AND/OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR FOR INTERRUPTIONS IN THE DELIVERY OF THE INDEX. BARCLAYS MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX INCLUDING, WITHOUT LIMITATION, THE INDICES, OR ANY DATA INCLUDED THEREIN. IN NO EVENT SHALL BARCLAYS HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, OR ANY LOST PROFITS, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES SAVE TO THE EXTENT THAT SUCH EXCLUSION OF LIABILITY IS PROHIBITED BY LAW. None of the information supplied by Barclays and used in this publication may be reproduced in any manner without the prior written permission of Barclays Bank PLC. Barclays Bank PLC is registered in England No. 1026167. Registered office 1 Churchill Place London E14 5HP.] Blaine T. Doerrfeld Secretary

Fixed Strategy Endorsement Athene Annuity and Life Company Fixed II (01/22) Page 1 Fixed II (01/22) Fixed Strategy Endorsement General Endorsement Provisions Fixed Segment Options This endorsement establishes one or more “Fixed Segment Options” for your Contract. The available Fixed Segment Options are shown on the Segment Contract Schedule. Part of the Contract This endorsement is part of your Contract and is subject to all terms and conditions of your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract. To the extent there are any conflicts between this endorsement and your Contract, this endorsement will control. The effective date of this endorsement for new Contracts is the Contract Date and for existing Contracts is the date we issue this endorsement. Segment Value Segment Value The Segment Value for any Fixed Segment Option on the initial Segment Start Date is the amount of the Holding Account allocated to the Segment Option. On any other date, the Segment Value for any Fixed Segment Option is equal to A + B + C – D – E, where: A is the Segment Value as of the previous day; B is the amount of Segment Credits that are credited to this Fixed Segment Option on this date; C is any amount transferred from your Contract’s other Segment Options to this Fixed Segment Option on this date; and D is any amount transferred from this Fixed Segment Option to your Contract’s other Segment Options on this date. E is any Withdrawals deducted on this date from this Fixed Segment Option; The Segment Value may be reduced by any premium taxes as provided for in the Premium Taxes section of your Contract.

Fixed Strategy Endorsement Athene Annuity and Life Company Fixed II (01/22) Page 2 Fixed II (01/22) Segment Credits Segment Credits are credited to this Fixed Segment Option daily in a compounding fashion in accordance with the initial Annual Interest Rate or renewal Annual Interest Rate and based on a 365-day year. The initial Annual Interest Rate is guaranteed for the initial Segment Term Period. At the end of the initial Segment Term Period and any subsequent Segment Term Periods, we will declare a renewal Annual Interest Rate. The initial Annual Interest Rate and the renewal Annual Interest Rate are guaranteed not to be less than the Minimum Annual Interest Rate. The Minimum Annual Interest Rate is shown on the Segment Contract Schedule. Blaine T. Doerrfeld Secretary

Buffer Strategy Endorsement Athene Annuity and Life Company Buffer II (01/22) Page 1 Buffer II (01/22) Buffer Strategy Endorsement General Endorsement Provisions Buffer Segment Options This endorsement establishes one or more “Buffer Segment Options” for your Contract. Each Buffer Segment Option will have an Index, Segment Term Period, [Segment Fee,] Cap Rate, [Annual Spread,] Participation Rate, and Buffer Rate. The available Buffer Segment Options are shown on the Segment Contract Schedule. Buffer Segment Options with a Segment Start Date after the last day of the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Unless you instruct otherwise, the Segment Value of any two-year Buffer Segment Option expiring on or after the last day of the Withdrawal Charge Period will automatically transfer on its Segment End Date to its one-year counterpart, if available. If a one-year counterpart is not available, that Segment Value will transfer to the Fixed Segment Option with the shortest Segment Term Period. Buffer Segment Options with a six-year Segment Term Period are available only during the first Contract Year. If you do not request a transfer of the Segment Value of an expiring Segment Option with a six-year Segment Term Period or withdraw the Segment Value, we will transfer the Segment Value to the Fixed Segment Option with the shortest Segment Term Period. Part of the Contract This endorsement is part of your Contract and is subject to all terms and conditions of your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract. To the extent there are any conflicts between this endorsement and your Contract, this endorsement will control. The effective date of this endorsement for new Contracts is the Contract Date and for existing Contracts is the date we issue this endorsement. Definitions Index Price The Index Price for any date is the closing price of the Index on that date. The closing price of the Index is the price determined and published by the provider of the Index at the end of each Business Day. Any subsequent change in the reported price will not be reflected in the Index Price used to calculate Segment Credits for the applicable Buffer Segment Option. If the Index Price for a Buffer Segment Option is not available on any given day, then the Index Price as of the first preceding day in which the Index Price is available will be utilized. The value of an Index may not include dividends paid by the companies issuing the stocks comprising the Index. Cap Rate The Cap Rate is the maximum positive Index Change that may be used in the calculation of Segment Credits. The initial Cap Rate is guaranteed for the first Segment Term Period only. A new Cap Rate determined by us will become effective on each Segment Start Date. The Cap Rate for each Buffer Segment Option is guaranteed to never be less than the Minimum Cap Rate shown on the Segment Contract Schedule.

Buffer Strategy Endorsement Athene Annuity and Life Company Buffer II (01/22) Page 2 Buffer II (01/22) [Annual Spread The Annual Spread is used in the calculation of Segment Credits. It is a percentage that is subtracted from a positive Index Change after the Cap Rate is applied. The initial Annual Spread is guaranteed for the first Segment Term Period only. A new Annual Spread determined by us will become effective on each Segment Start Date. The Annual Spread for each Buffer Segment Option is guaranteed to never be greater than the Maximum Annual Spread shown on the Segment Contract Schedule.] Participation Rate The Participation Rate is used in the calculation of Segment Credits. It is a percentage that is multiplied by any positive Index Change after the Cap Rate is applied. The initial Participation Rate is guaranteed for the first Segment Term Period only. A new Participation Rate determined by us will be effective on each Segment Start Date. The Participation Rate for each Buffer Segment Option is guaranteed to never be less than the Minimum Participation Rate shown on the Segment Contract Schedule. [Segment Fee The Segment Fee is an annualized rate that is calculated on a daily basis as a percentage of that Segment Option’s Segment Fee Base. Starting on the Segment Start Date, We deduct the Segment Fee amount daily from the Segment Value as long as the Segment Value for that Segment Option is positive. The Segment Fee for all Buffer Segment Options is shown on the Segment Contract Schedule and is guaranteed not to change.] [Segment Fee Base The initial Segment Fee Base is equal to the Segment Value on the Segment Start Date. The Segment Fee Base on any other day is equal to the Segment Value on the Segment Start Date reduced for any Withdrawals deducted from the Segment Option through the prior Business Day.] Buffer Rate The Buffer Rate is the amount of negative Index Change that we will absorb when calculating Segment Credits. A negative Segment Credit will apply for any negative Index Change in excess of the Buffer Rate. The Buffer Rate for each Buffer Segment Option is shown on the Segment Contract Schedule and is guaranteed not to change. Segment Value Segment Value The Segment Value for any Buffer Segment Option on the initial Segment Start Date is the amount of the Holding Account allocated to that Segment Option. [On any other date, the Segment Value for any Buffer Segment Option is equal to A – B + C + D – E – F, where: A is the Segment Value as of the previous day; B is the Segment Fee amount applied to this Buffer Segment Option on this date; C is the amount of Segment Credits that are credited to this Buffer Segment Option on this date; D is any amount transferred from your Contract’s other Segment Options to this Buffer Segment Option on this date;

Buffer Strategy Endorsement Athene Annuity and Life Company Buffer II (01/22) Page 3 Buffer II (01/22) E is any amount transferred from this Buffer Segment Option to your Contract’s other Segment Options on this date; and F is any Withdrawals deducted from this Buffer Segment Option on this date.] [On any other date, the Segment Value for any Buffer Segment Option is equal to A + B + C – D – E, where: A is the Segment Value as of the previous day; B is the amount of Segment Credits that are credited to this Buffer Segment Option on this date; C is any amount transferred from your Contract’s other Segment Options to this Buffer Segment Option on this date; D is any amount transferred from this Buffer Segment Option to your Contract’s other Segment Options on this date; and E is any Withdrawals deducted from this Buffer Segment Option on this date.] The Segment Value may be reduced by any premium taxes as provided for in the Premium Taxes section of your Contract. Segment Credits Segment Credits, if any, will be calculated and added to a Buffer Segment Option only on a Segment End Date. On each Segment End Date, we will calculate the Index Change. The “Index Change” is equal to (A / B) - 1, where: A is the Index Price for the Segment End Date; and B is the Index Price for the Segment Start Date. [If the Index Change is greater than or equal to zero, then the “Segment Credit Percentage” on the Segment End Date will be equal to the lesser of (1) or (2), where: (1) = Greater of zero and B x [A – (D x E)]; (2) = Greater of zero and B x [C – (D x E)]; and where A is the Index Change; B is the Participation Rate; C is the Cap Rate; D is the Annual Spread; and E is the number of years in the Segment Term Period.] [If the Index Change is greater than or equal to zero, then the “Segment Credit Percentage” on the Segment End Date will be equal to the lesser of (1) or (2), where: (1) = Greater of zero and B x A; (2) = Greater of zero and B x C; and where A is the Index Change; B is the Participation Rate; and C is the Cap Rate.]

Buffer Strategy Endorsement Athene Annuity and Life Company Buffer II (01/22) Page 4 Buffer II (01/22) If the Index Change is less than zero, then the “Segment Credit Percentage” on the Segment End Date will be equal to the lesser of zero and (A + B), where: A is the Index Change; and B is the Buffer Rate. The amount of Segment Credits added to this Buffer Segment Option is equal to A x B, where: A is the Segment Value as of the previous day; and B is the Segment Credit Percentage. Blaine T. Doerrfeld Secretary

Buffer Multi-Index Strategy Endorsement Athene Annuity and Life Company Buffer MI II (01/22) Page 1 Buffer MI II (01/22) Buffer Multi-Index Strategy Endorsement General Endorsement Provisions Buffer Multi-Index Segment Options This endorsement establishes one or more “Buffer Multi-Index Segment Options” for your Contract. Buffer Multi-Index Segment Options calculate an Aggregate Index Change based on three underlying Indices rather than an Index Change based on a single underlying Index. Each Buffer Multi-Index Segment Option will have Indices, Index Allocation Percentages, a Segment Term Period, [a Segment Fee,] a Cap Rate, [an Annual Spread,] a Participation Rate, and a Buffer Rate. The available Buffer Multi-Index Segment Options are shown on the Segment Contract Schedule. Buffer Multi-Index Segment Options with a Segment Start Date after the last day of the Withdrawal Charge Period will be limited to one-year Segment Term Periods. Unless you instruct otherwise, the Segment Value of any two-year Buffer Multi-Index Segment Option expiring on or after the last day of the Withdrawal Charge Period will automatically transfer on its Segment End Date to its one-year counterpart, if available. If a one-year counterpart is not available, that Segment Value will transfer to the Fixed Segment Option with the shortest Segment Term Period. Buffer Multi-Index Segment Options with a six-year Segment Term Period are available only during the first Contract Year. If you do not request a transfer of the Segment Value of an expiring Segment Option with a six-year Segment Term Period or withdraw the Segment Value, we will transfer the Segment Value to the Fixed Segment Option with the shortest Segment Term Period. Part of the Contract This endorsement is part of your Contract and is subject to all terms and conditions of your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract. To the extent there are any conflicts between this endorsement and your Contract, this endorsement will control. The effective date of this endorsement for new Contracts is the Contract Date and for existing Contracts is the date we issue this endorsement. Definitions Index Price The Index Price for any date is the closing price of the Index on that date. The closing price of the Index is the price determined and published by the provider of the Index at the end of each Business Day. Any subsequent change in the reported price will not be reflected in the Index Price used to calculate Segment Credits for the applicable Buffer Multi-Index Segment Option. If the Index Price for a Buffer Multi-Index Segment Option is not available on any given day, then the Index Price as of the first preceding day in which the Index Price is available will be utilized. The value of an Index may not include dividends paid by the companies issuing the stocks comprising the Index. Cap Rate The Cap Rate is the maximum positive Aggregate Index Change that may be used in the calculation of Segment Credits. The initial Cap Rate is guaranteed for the first Segment Term Period only. A new Cap Rate determined by us will become effective on each Segment Start Date. The Cap Rate for each Buffer Multi-Index Segment Option is guaranteed to never be less than the Minimum Cap Rate shown on the Segment Contract Schedule.

Buffer Multi-Index Strategy Endorsement Athene Annuity and Life Company Buffer MI II (01/22) Page 2 Buffer MI II (01/22) [Annual Spread The Annual Spread is used in the calculation of Segment Credits. It is a percentage that is subtracted from a positive Aggregate Index Change after the Cap Rate is applied. The initial Annual Spread is guaranteed for the first Segment Term Period only. A new Annual Spread determined by us will become effective on each Segment Start Date. The Annual Spread for each Buffer Multi-Index Segment Option is guaranteed to never be greater than the Maximum Annual Spread shown on the Segment Contract Schedule.] Participation Rate The Participation Rate is used in the calculation of Segment Credits. It is a percentage that is multiplied by any positive Aggregate Index Change after the Cap Rate is applied. The initial Participation Rate is guaranteed for the first Segment Term Period only. A new Participation Rate determined by us will be effective on each Segment Start Date. The Participation Rate for each Buffer Multi-Index Segment Option is guaranteed to never be less than the Minimum Participation Rate shown on the Segment Contract Schedule. Index Allocation Percentages The Index Allocation Percentage 1, Index Allocation Percentage 2, and Index Allocation Percentage 3 are used in the calculation of Segment Credits. These Index Allocation Percentages are shown on the Segment Contract Schedule. They are guaranteed for the first Segment Term Period only. New Index Allocation Percentages determined by us will become effective on each Segment Start Date. The Index Allocation Percentages will never be less than 1% and their sum must equal 100%. [Segment Fee The Segment Fee is an annualized rate that is calculated on a daily basis as a percentage of that Segment Option’s Segment Fee Base. Starting on the Segment Start Date, We will deduct the Segment Fee amount daily from the Segment Value as long as the Segment Value for that Segment Option is positive. The Segment Fee for all Buffer Multi-Index Segment Options is shown on the Segment Contract Schedule and is guaranteed not to change.] [Segment Fee Base The initial Segment Fee Base is equal to the Segment Value on the Segment Start Date. The Segment Fee Base on any other day is equal to the Segment Value on the Segment Start Date reduced for any Withdrawals deducted from the Segment Option through the prior Business Day.] Buffer Rate The Buffer Rate is the amount of negative Aggregate Index Change that we will absorb when calculating Segment Credits. A negative Segment Credit will apply for any negative Aggregate Index Change in excess of the Buffer Rate. The Buffer Rate for each Buffer Multi-Index Segment Option is shown on the Segment Contract Schedule and is guaranteed not to change. Segment Value Segment Value The Segment Value for any Buffer Multi-Index Segment Option on the initial Segment Start Date is the amount of the Holding Account allocated to that Segment Option.

Buffer Multi-Index Strategy Endorsement Athene Annuity and Life Company Buffer MI II (01/22) Page 3 Buffer MI II (01/22) [On any other date, the Segment Value for any Buffer Multi-Index Segment Option is equal to A – B + C + D – E – F, where: A is the Segment Value as of the previous day; B is the Segment Fee amount applied to this Buffer Multi-Index Segment Option on this date; C is the amount of Segment Credits that are credited to this Buffer Multi-Index Segment Option on this date; D is any amount transferred from your Contract’s other Segment Options to this Buffer Multi-Index Segment Option on this date; E is any amount transferred from this Buffer Multi-Index Segment Option to your Contract’s other Segment Options on this date; and F is any Withdrawals deducted from this Buffer Multi-Index Segment Option on this date.] [On any other date, the Segment Value for any Buffer Multi-Index Segment Option is equal to A + B + C – D – E, where: A is the Segment Value as of the previous day; B is the amount of Segment Credits that are credited to this Buffer Multi-Index Segment Option on this date; C is any amount transferred from your Contract’s other Segment Options to this Buffer Multi-Index Segment Option on this date; D is any amount transferred from this Buffer Multi-Index Segment Option to your Contract’s other Segment Options on this date; and E is any Withdrawals deducted from this Buffer Multi-Index Segment Option on this date.] The Segment Value may be reduced by any premium taxes as provided for in the Premium Taxes section of your Contract. Segment Credits Segment Credits, if any, will be calculated and added to a Buffer Multi-Index Segment Option only on a Segment End Date. On each Segment End Date, we will calculate the Index Change for each Index. The “Index Change” is equal to (A / B) - 1, where: A is the Index Price for the Segment End Date; and B is the Index Price for the Segment Start Date. The Index Change will be calculated for Index X, Index Y, and Index Z shown on the Segment Contract Schedule. Each Index Allocation Percentage will then be applied. The Index with the best performing Index Change will be multiplied by the Index Allocation Percentage 1. The Index with the second-best performing Index Change will be multiplied by the Index Allocation Percentage 2. The Index with the third best performing Index Change will be multiplied by the Index Allocation Percentage 3. The resulting “Aggregate Index Change” will equal: (Index Allocation Percentage 1 x Index Change for best performing Index) + (Index Allocation Percentage 2 x Index Change for second best performing Index) + (Index Allocation Percentage 3 x Index Change for third best performing Index).

Buffer Multi-Index Strategy Endorsement Athene Annuity and Life Company Buffer MI II (01/22) Page 4 Buffer MI II (01/22) [If the Aggregate Index Change is greater than or equal to zero, then the “Segment Credit Percentage” on the Segment End Date will be equal to the lesser of (1) or (2), where: (1) = Greater of zero and B x [A – (D x E)]; (2) = Greater of zero and B x [C – (D x E)]; and where A is the Aggregate Index Change; B is the Participation Rate; C is the Cap Rate; D is the Annual Spread; and E is the number of years in the Segment Term Period.] [If the Aggregate Index Change is greater than or equal to zero, then the “Segment Credit Percentage” on the Segment End Date will be equal to the lesser of (1) or (2), where: (1) = Greater of zero and B x A; (2) = Greater of zero and B x C; and where A is the Aggregate Index Change; B is the Participation Rate; and C is the Cap Rate.] If the Aggregate Index Change is less than zero, then the “Segment Credit Percentage” on the Segment End Date will be equal to the lesser of zero and (A + B), where: A is the Aggregate Index Change; and B is the Buffer Rate. The amount of Segment Credits added to this Buffer Multi-Index Segment Option is equal to A x B, where: A is the Segment Value as of the previous day; and B is the Segment Credit Percentage. Blaine T. Doerrfeld Secretary

Buffer Milestone Strategy Endorsement Athene Annuity and Life Company Buffer MSTN II (01/22) Page 1 Buffer MSTN II (01/22) Buffer Milestone Strategy Endorsement General Endorsement Provisions Buffer Milestone Segment Options This endorsement establishes one or more “Buffer Milestone Segment Options” for your Contract. Each Buffer Milestone Segment Option will have an Index, Segment Term Period, [Segment Fee,] Cap Rate, Participation Rate, Milestone Threshold, Observation Interval, and Buffer Rate. The available Buffer Milestone Segment Options are shown on the Segment Contract Schedule. Buffer Milestone Segment Options are available only during the first Contract Year. If you do not request a transfer of the Segment Value of an expiring Buffer Milestone Segment Option or withdraw the Segment Value, we will transfer the Segment Value to the Fixed Segment Option with the shortest Segment Term Period. Part of the Contract This endorsement is part of your Contract and is subject to all terms and conditions of your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract. To the extent there are any conflicts between this endorsement and your Contract, this endorsement will control. The effective date of this endorsement for new Contracts is the Contract Date and for existing Contracts is the date we issue this endorsement. Definitions Index Price The Index Price for any date is the closing price of the Index on that date. The closing price of the Index is the price determined and published by the provider of the Index at the end of each Business Day. Any subsequent change in the reported price will not be reflected in the Index Price used to calculate any Milestone Index Change for the applicable Buffer Milestone Segment Option. If the Index Price for a Buffer Milestone Segment Option is not available on any given day, then the Index Price as of the first preceding day in which the Index Price is available will be utilized. The value of an Index may not include dividends paid by the companies issuing the stocks comprising the Index. Observation Date and Observation Interval An Observation Date is a measuring point for calculating the Segment Credit. The first Observation Date occurs one Observation Interval after the initial Milestone Date. Subsequent Observation Dates occur one Observation Interval after the preceding Observation Date. The final Observation Date will occur on the Segment End Date. The Observation Interval for each Buffer Milestone Segment Option is shown on the Segment Contract Schedule and is guaranteed not to change. Milestone Date The Milestone Date is used to determine the beginning Index Price when determining the Milestone Index Change. The initial Milestone Date is the Segment Start Date. If the Milestone Index Change is greater than or equal to the Milestone Threshold at an Observation Date, a subsequent Milestone Date will be established as of that Observation Date.

Buffer Milestone Strategy Endorsement Athene Annuity and Life Company Buffer MSTN II (01/22) Page 2 Buffer MSTN II (01/22) Milestone Index Change The Milestone Index Change is the percentage change in the Index Price for the selected Buffer Milestone Segment Option, as measured from the most recent Milestone Date to the current Observation Date. Milestone Threshold The Milestone Threshold is the minimum Milestone Index Change needed in order to determine a Milestone Credit Percentage for the selected Buffer Milestone Segment Option. The Milestone Threshold for each Buffer Milestone Segment Option is shown on the Segment Contract Schedule and is guaranteed not to change. Milestone Credit Percentage The Milestone Credit Percentage is used in the calculation of the Segment Credit and the Segment Interim Value. If the Milestone Index Change is greater than or equal to the Milestone Threshold at the current Observation Date, or if the Segment End Date is reached, a Milestone Credit Percentage is determined based on the performance of the Index and the applicable Cap Rate, Participation Rate, and Buffer Rate. The final Milestone Credit Percentage will be determined on the Segment End Date. Cap Rate The Cap Rate is the maximum positive Milestone Index Change that may be used in the calculation of the Milestone Credit Percentage. The Cap Rate for each Buffer Milestone Segment Option is guaranteed to not be less than the Minimum Cap Rate shown on the Segment Contract Schedule. Participation Rate The Participation Rate is a percentage that is multiplied by any positive Milestone Index Change, after the application of the Cap Rate, in the calculation of the Milestone Credit Percentage. The Participation Rate for each Buffer Milestone Segment Option is guaranteed to not be less than the Minimum Participation Rate shown on the Segment Contract Schedule. [Segment Fee The Segment Fee is an annualized rate that is calculated on a daily basis as a percentage of that Segment Option’s Segment Fee Base. Starting on the Segment Start Date, We will deduct the Segment Fee amount daily from the Segment Value as long as the Segment Value for that Segment Option is positive. The Segment Fee for all Buffer Milestone Segment Options is shown on the Segment Contract Schedule and is guaranteed not to change.] [Segment Fee Base The initial Segment Fee Base is equal to the Segment Value on the Segment Start Date. The Segment Fee Base on any other day is equal to the Segment Value on the Segment Start Date reduced for any Withdrawals deducted from the Segment Option through the prior Business Day.] Buffer Rate The Buffer Rate is the amount of negative Milestone Index Change that we will absorb when calculating the Milestone Credit Percentage. The Buffer Rate for each Buffer Milestone Segment Option is shown on the Segment Contract Schedule and is guaranteed not to change.

Buffer Milestone Strategy Endorsement Athene Annuity and Life Company Buffer MSTN II (01/22) Page 3 Buffer MSTN II (01/22) Segment Value Segment Value The Segment Value for any Buffer Milestone Segment Option on the initial Segment Start Date is the amount of the Holding Account allocated to that Segment Option. [On any other date, the Segment Value for any Buffer Milestone Segment Option is equal to A – B + C + D – E – F, where: A is the Segment Value as of the previous day; B is the Segment Fee amount applied to this Buffer Milestone Segment Option on this date; C is the amount of the Segment Credit that is credited to this Buffer Milestone Segment Option on this date; D is any amount transferred from your Contract’s other Segment Options to this Buffer Milestone Segment Option on this date; E is any amount transferred from this Buffer Milestone Segment Option to your Contract’s other Segment Options on this date; and F is any Withdrawals deducted from this Buffer Milestone Segment Option on this date.] [On any other date, the Segment Value for any Buffer Milestone Segment Option is equal to A + B + C – D – E, where: A is the Segment Value as of the previous day; B is the amount of the Segment Credit that is credited to this Buffer Milestone Segment Option on this date; C is any amount transferred from your Contract’s other Segment Options to this Buffer Milestone Segment Option on this date; D is any amount transferred from this Buffer Milestone Segment Option to your Contract’s other Segment Options on this date; and E is any Withdrawals deducted from this Buffer Milestone Segment Option on this date.] The Segment Value may be reduced by any premium taxes as provided for in the Premium Taxes section of your Contract. Segment Credit The Segment Credit, if any, will be calculated and added to a Buffer Milestone Segment Option only on a Segment End Date. On each Observation Date, we will calculate the Milestone Index Change. The Milestone Index Change is equal to (A / B) - 1, where: A is the Index Price for the current Observation Date; and B is the Index Price for the most recent Milestone Date.

Buffer Milestone Strategy Endorsement Athene Annuity and Life Company

For Observation Dates other than the final Observation Date, a Milestone Credit Percentage will be determined if the Milestone Index Change is greater than or equal to the Milestone Threshold. That Milestone Credit Percentage will be equal to the lesser of (1) or (2), where:

(1) = B x A ;
(2) = B x C; and where
A is the Milestone Index Change;
B is the Participation Rate; and
C is the Cap Rate.

A Milestone Credit Percentage will be determined on the Segment End Date, regardless of the Milestone Index Change. If on the Segment End Date the Milestone Index Change is greater than or equal to zero, that Milestone Credit Percentage will be equal to the lesser of (1) or (2), where:
(1) = B x A;
(2) = B x C; and where
A is the Milestone Index Change;
B is the Participation Rate; and
C is the Cap Rate.

If on the Segment End Date the Milestone Index Change is less than zero, then that Milestone Credit Percentage will be equal to the lesser of zero and (A + B), where:

A is the Milestone Index Change; and
B is the Buffer Rate.

The "<u>Segment Credit Percentage</u>" on the Segment End Date will be equal to the following:

1 Add one to each Milestone Credit Percentage; then
2 Multiply each of these sums together; then
3 Subtract one from the result.

The amount of the Segment Credit added to this Buffer Milestone Segment Option is equal to A x B, where:

A is the Segment Value as of the previous day; and
B is the Segment Credit Percentage.

/s/ Blaine T. Doerrfeld

Blaine T. Doerrfeld
Secretary

Buffer MSTN II (01/22) Page 4 Buffer MSTN II (01/22)

Bailout Endorsement Athene Annuity and Life Company Bailout II (01/22) Page 1 Bailout II (01/22) Bailout Endorsement Part of the Contract This endorsement is part of your Contract and is subject to all terms, conditions, and provisions contained in your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract or Strategy Endorsements. To the extent there are any conflicts between this endorsement and your Contract, this endorsement will control. The effective date of this endorsement is the Contract Date. Definitions Bailout Rates A Bailout Rate is a type of threshold rate applicable for each Segment Option that is provided at the time of application and printed in your Segment Contract Schedule. Fixed Segment Options have a Bailout Annual Interest Rate and Index-Linked Segment Options have a Bailout Cap Rate and a Bailout Participation Rate. Initial Segment Term Period Bailout Initial Segment Term Period Bailout If as of the first Segment Start Date the declared Cap Rate, Participation Rate, or Annual Interest Rate for a Segment Option in which you have funds is less than the applicable Bailout Rate specified in your Segment Contract Schedule, you may cancel your Contract during the first [60 days] after the Contract Date. You will receive your Purchase Payment less any Withdrawals without incurring a Withdrawal Charge, Interest Adjustment, or Equity Adjustment. Blaine T. Doerrfeld Secretary

Interim Value Endorsement Athene Annuity and Life Company Interim II (01/22) Page 1 Interim II (01/22) Interim Value Endorsement Part of the Contract This endorsement is part of your Contract and is subject to all terms and conditions of your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract or Strategy Endorsements. To the extent there are any conflicts between this endorsement and your Contract, this endorsement will control. The effective date of this endorsement is the Contract Date. Interim Value Segment Interim Value The Segment Interim Value for any Segment Option is calculated daily and is equal to A + B + C, where: A is the Segment Value on this date; B is any applicable Interest Adjustment on this date; and C is any applicable Equity Adjustment on this date. Interest Adjustment On any day, the Interest Adjustment for any Segment Option equals A x B, where: A is the Segment Value on this date, immediately prior to any Withdrawal; and B is the Interest Adjustment Factor. Interest Adjustment Factor The “Interest Adjustment Factor” for any Segment Option equals RN/12 - 1, where: N is the number of complete months remaining before the Withdrawal Charge Period expires; and R is equal to (1 + A) / (1 + B), where: A is the Beginning Interest Adjustment Index Value; and B is the Closing Interest Adjustment Index Value. The “Beginning Interest Adjustment Index Value” is equal to the closing price of the Interest Adjustment Index on the Contract Date. The “Closing Interest Adjustment Index Value” is equal to the closing price of the Interest Adjustment Index on the day we calculate the Segment Interim Value. If a closing price of the Interest Adjustment Index is not available on any day for which a closing price is needed, then the closing price as of the first preceding Business Day for which a closing price is available will be used. The “Interest Adjustment Index” is the [7 Year Point on the A Rated US Bloomberg Fair Value Curve]. You may obtain the daily price of the Interest Adjustment Index by contacting us. If the Interest Adjustment Index is discontinued, we are unable for any reason to utilize it, or the calculation of the Interest Adjustment Index is changed substantially, we may substitute another method of determining the values that will be used in the above calculation and will inform you of that change at your last known address on file with us. Any substitute index will be submitted for prior approval to the insurance regulatory authority of the state in which your Contract is issued.

Interim Value Endorsement Athene Annuity and Life Company Interim II (01/22) Page 2 Interim II (01/22) Equity Adjustment On any day, except the Segment End Date, the Equity Adjustment for any Index-Linked Segment Option equals A x B, where: A is the Segment Value on this date, immediately prior to any Withdrawal; and B is the Equity Adjustment Factor applicable to that Segment Option. The Equity Adjustment is equal to zero on the Segment End Date. The Equity Adjustment does not apply to Fixed Segment Options. Equity Adjustment Factor The “Equity Adjustment Factor” for Buffer Milestone Segment Options (if included in your Contract) is equal to [A x (1 + C) + C] - [B x (1 - Y)], where: A is the value of certain derivative instruments on the day we calculate the Segment Interim Value; B is the value of certain derivative instruments on the Segment Start Date for the applicable Segment Option; C is the result of the following calculation: add one to each Milestone Credit Percentage, then multiply each of these sums together, then subtract one from the result; and Y is the number of whole years elapsed from the Segment Start Date to the day we calculate the Segment Interim Value, divided by the Segment Term Period. The “Equity Adjustment Factor” for any other Index-Linked Segment Option is equal to A - B x (1 - Y), where: A is the value of certain derivative instruments on the day we calculate the Segment Interim Value; B is the value of certain derivative instruments on the Segment Start Date for the applicable Segment Option; and Y is the number of whole years elapsed from the Segment Start Date to the day we calculate the Segment Interim Value, divided by the Segment Term Period. For Buffer Multi-Index Segment Options (if included in your Contract), the value of certain derivative instruments for each of the underlying Indices is calculated independently and then weighted to determine A and B in the Equity Adjustment Factor above. Weights are assigned based on the relative value of the derivative instruments across the underlying Indices to produce an aggregate derivative instrument value for the Buffer Multi-Index Segment Option. The weights are assigned as follows: • [50%] weight is assigned to the Index with the highest value of derivative instruments on the date in question. • [30%] weight is assigned to the Index with the second highest value of derivative instruments on the date in question. • [20%] weight is assigned to the Index with the lowest value of derivative instruments on the date in question.

Interim Value Endorsement Athene Annuity and Life Company Interim II (01/22) Page 3 Interim II (01/22) On each Business Day, we calculate the value of the derivative instruments for each Index-Linked Segment Option based on the estimated market value of a set of put and call options as determined by an option pricing formula. You may obtain the Equity Adjustment Factor by contacting us. Blaine T. Doerrfeld Secretary

Guaranteed Minimum Death Benefit Endorsement Athene Annuity and Life Company GMDB II (01/22) Page 1 GMDB II (01/22) Guaranteed Minimum Death Benefit Endorsement Part of the Contract This endorsement is part of your Contract and is subject to all terms and conditions of your Contract. Any capitalized terms not defined in this endorsement are defined in the Contract. To the extent there are any conflicts between this endorsement and your Contract, this endorsement will control. The effective date of this endorsement for new Contracts is the Contract Date and for existing Contracts is the date we issue this endorsement. Death Benefit If the amount of the Death Benefit provided under your Contract is less than the Return of Premium Benefit, then the amount of the Death Benefit will be increased to equal the Return of Premium Benefit. Return of Premium Benefit The “Return of Premium Benefit” is equal to A – B, where: A is the Purchase Payment; and B is the sum of net proceeds from all prior Withdrawals. Net proceeds from prior Withdrawals are equal to the Contract Value withdrawn after the application of Withdrawal Charges, Interest Adjustments, and Equity Adjustments. [We do not treat the deduction of the Segment Fee as a Withdrawal.] Death of Owner This endorsement and all its provisions will terminate upon the date of death of the Owner (or the Annuitant if the Owner is not a natural person) except as provided in the Spousal Continuation section of this endorsement. Spousal Continuation If the surviving spouse of the deceased Owner (or the deceased Annuitant if the Owner is not a natural person) is the Beneficiary and elects to continue your Contract, as provided for in the “Death of an Owner prior to the Annuity Date” provision of your Contract, this endorsement and all its provisions will also continue if the surviving spouse becomes the sole Annuitant and sole Owner of your Contract. Termination The Owner may not elect to terminate this endorsement once it is effective. This endorsement will terminate upon the earliest of the following dates: 1 the date on which we pay the Death Benefit; 2 the date on which your Contract is surrendered for its Cash Surrender Value; 3 the date the Withdrawal Charge Period ends; 4 the date the Owner changes or an additional Owner is added after the Contract Date, unless the Contract is continued by the surviving spouse;

Guaranteed Minimum Death Benefit Endorsement Athene Annuity and Life Company GMDB II (01/22) Page 2 GMDB II (01/22) 5 the date when the Owner is a non-natural person and the Annuitant changes or an additional Annuitant is added after the Contract Date, unless the Contract is continued by the surviving spouse. Blaine T. Doerrfeld Secretary